UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2008

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 7.01 Regulation FD Disclosure

On October 9, 2008 the Company issued the following press release:

Puget Sound Energy and Puget Holdings
await Washington Utilities and Transportation Commission
decision on merger
capital committed and all other approvals obtained

BELLEVUE, Wash. – Puget Sound Energy, utility subsidiary of Puget Energy (NYSE:PSD), and Puget Holdings LLC, a consortium of long-term infrastructure investors, today noted that on Oct. 8, 2008 the Washington Utilities and Transportation Commission provided notice to all parties to the merger case that reply briefs, if submitted, must be filed by Oct. 23, 2008.    The filing of reply briefs by the parties is expected to be the last step before a final order is issued from the UTC relating to the merger case.
All federal regulatory and shareholder approvals required for the merger have been obtained. Puget Holdings has committed equity and debt financing in place to complete the merger and to provide significant capital for PSE’s future needs.
If the merger is approved by the UTC and customary conditions are met, completion of the merger is expected this year.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy serves more than 1 million electric customers and 737,000 natural gas customers, primarily in western Washington. PSE, a subsidiary of Puget Energy (NYSE: PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. PSE employees are dedicated to providing great customer service to deliver energy that is safe, reliable, reasonably priced, and environmentally responsible. For more information, visit www.PSE.com.

About Puget Energy
Puget Energy (NYSE: PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of western Washington. For more information, visit www.PugetEnergy.com.

About Puget Holdings LLC

Macquarie Infrastructure Partners
Macquarie Infrastructure Partners (MIP), headquartered in New York, is a diversified unlisted fund focusing on infrastructure investments in the United States and Canada.  The majority of MIP investors are US and Canadian institutions such as public pension funds, corporate pension funds, endowments and foundations and Taft-Hartley (Labor) funds.  MIP has thirteen committed investments including stakes in regulated utilities such as Aquarion Company, a regulated New England water utility, Duquesne Light, a regulated electric utility in Pittsburgh and investments in several other infrastructure and essential service businesses in the US and Canada.

Macquarie Capital Group
Macquarie Capital Group Limited is recognized as a leading global investor and manager of infrastructure businesses. Members of the Macquarie Capital Group manage more than US$50 billion in equity invested in infrastructure and essential service assets around the world through a range of listed and unlisted vehicles. Infrastructure investments managed by Macquarie include investments in the regulated energy, utility, water, transportation and telecommunications sectors around the world. Macquarie aims to manage investments in infrastructure assets profitably and responsibly.

CPP Investment Board
The CPP Investment Board is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 17 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, the CPP Investment Board invests in public equities, private equities, real estate, inflation-linked bonds, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, the CPP Investment Board is governed and managed independently of the Canada Pension Plan and at arm's length from governments. At June 30, 2008, the CPP Fund totaled C$127.7 billion. For more information about the CPP Investment Board, visit www.cppib.ca.

bcIMC
British Columbia Investment Management Corporation (bcIMC) is an investment management corporation based in Victoria, B.C. With over C$85 billion in assets under administration with global exposure, and supported by industry-leading investment expertise, bcIMC offers fund management services for all major asset classes, including currency and infrastructure investment.
bcIMC’s Strategic Investment and Infrastructure Program seeks to acquire long term interests in tangible infrastructure assets which hold the potential to generate strong returns and cash yields to its clients. The program has a global focus with holdings in North America, Latin America, and Europe. bcIMC's clients include public sector pension plans, public trusts, and insurance funds. For more information, visit www.bcimc.com.

AIMCo
Alberta Investment Management Corporation (AIMCo), based in Edmonton, Alberta, is one of the largest public sector asset managers in Canada, with US$73 billion in assets under management as of March 31, 2008. AIMCo manages capital for public sector pension plan and government endowment fund clients across a wide variety of asset classes. Alternative investments include private equity, real estate, timberland, and infrastructure. AIMCo has made infrastructure investments and investment commitments of approximately US$1.7 billion and has significant investment experience in the regulated energy and utility sectors. Infrastructure investments are made on a long-term basis, and the portfolio is diversified across sector and geography, including investments in North America, Europe, Asia, and Australia. For more information on AIMCo and its investments, please visit www.aimco.alberta.ca.

MFIT
Macquarie-FSS Infrastructure Trust ("MFIT") is an unlisted Australian infrastructure trust managed by
Macquarie Specialised Asset Management Limited ("Manager"). The investment objective of MFIT is to make investments in a diversified range of infrastructure and infrastructure-like assets. MFIT currently holds interests in four assets across four sectors in three countries (the USA, the UK and Spain). Assets include electricity and water infrastructure, communications infrastructure and vehicle inspection services.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ Eric M. Markell
Dated: October 9, 2008	Eric M. Markell Executive Vice President and Chief Financial Officer